Exhibit 99.2

May 4, 2010

INTERACTIVE DATA HUMAN RESOURCES

Q&A FOR EMPLOYEES

General

1.	Why is this good for Interactive Data’s employees?

Silver Lake and Warburg Pincus bring a fresh, long-term perspective to the Company and support our investments in our products, infrastructure and people in ways that will enhance our value proposition and accelerate our growth. We expect that, over the longer term, these investments will facilitate the continued expansion of our business and that these investments will continue to make the Company a great place to work and advance a career.

2.	Will Interactive Data’s strategy change as a result of the acquisition?

Interactive Data’s growth strategy to date has combined strategic acquisitions with organic expansion, which has enabled us to enhance our range of offerings, broaden our content, extend our global reach and deliver an increasingly compelling and relevant value proposition to clients worldwide.

Silver Lake and Warburg Pincus believe strongly in the long-term growth potential for Interactive Data. They plan to support continued investment in key product areas across our organization. In combination with pursuing strategic partnerships and acquisitions, Silver Lake and Warburg Pincus look forward to promoting the continued expansion of Interactive Data’s global business, strengthening our leadership position in the industry and delivering increased value to customers worldwide.

3.	What changes can clients expect?

We don’t expect clients to face any significant changes, including in products/services offered, levels of service and contact people at Interactive Data, among other areas.

4.	Do Silver Lake and Warburg Pincus have plans for an IPO or other type of exit strategy for their ownership of Interactive Data in the next 3-5 years?

Silver Lake and Warburg Pincus are committed to growing the value of their investment in Interactive Data over the long term. We can’t comment specifically on any potential exit strategy related to the planned ownership of Interactive Data by Silver Lake and Warburg Pincus.

Workforce

5.	Will Interactive Data employees lose their jobs in connection with the closing of the acquisition?

There are no immediate plans in this regard. Silver Lake and Warburg Pincus believe strongly in the long-term growth potential for Interactive Data. They plan to support continued investment in key product areas across our organization. In addition, they plan to work closely with management to continue driving operating synergies across our global organization, and in ensuring that we remain disciplined with respect to managing the cost base of our business.

6.	Will Interactive Data remain headquartered in Bedford, Mass.? Are there plans to close/consolidate the Company’s offices in other regions?

Interactive Data’s headquarters will remain in Bedford, Mass. There are currently no plans in place to close any of the Company’s offices.

7.	Will Ray D’Arcy continue to be CEO?

Ray will continue to lead Interactive Data as president and CEO.

8.	Will Interactive Data’s senior executives be retained?

Silver Lake and Warburg Pincus will work with management to nurture the Company, drive growth and determine the best strategic approach to retaining key talent.

9.	Will positions be added to support Interactive Data’s products/services? How many and over what period of time?

Interactive Data plans to continue to recruit talent over time. This will be an important element of Silver Lake’s and Warburg Pincus’ strategy to invest in growth. Silver Lake and Warburg Pincus will work with Interactive Data’s management team to determine which areas will see increased staffing levels and we will make any decisions about staffing levels accordingly. The Company will provide additional details when it is appropriate to do so.

10.	Will the business in which I work be divested?

There are no immediate plans in this regard. Silver Lake and Warburg Pincus are committed to engaging with management to nurture the Company and drive growth.

Compensation and Benefits

11.	Will the change in the Company’s ownership structure alter Interactive Data’s current salary, bonus or commission plans for 2010?

We do not anticipate any changes to these compensation plans for 2010. We routinely review all of our compensation plans to ensure that they are properly aligned with business objectives, are competitive, and properly recognize, motivate and reward employees for their contributions to Interactive Data’s success. We expect that this will continue to be the case under new ownership.

12.	How will my vested and unvested outstanding stock options be treated? What are relevant dates/timeframes?

All stock options outstanding at the time of the closing of the acquisition, whether vested or unvested, will be exchanged for a payment per share equal to the positive difference, if any, between the purchase price of $33.86 per share and the exercise price per share. This payment, less any applicable withholding taxes, will be made upon or shortly after the closing date, which is expected to occur by the end of the third quarter of 2010.

13.	How will my outstanding restricted stock units (RSUs) and deferred stock units (DSUs) be treated? What are relevant dates/timeframes?

All RSUs and DSUs outstanding at the time of the closing of the acquisition will be exchanged for a payment per share equal to $33.86. This payment, less any applicable withholding taxes, will be made upon or shortly after the closing date, which is expected to occur by the end of the third quarter of 2010.

14.	How will the Interactive Data common stock that I own be treated? What are relevant dates/timeframes?

Shares you own outright at the time of the closing of the acquisition will, like the shares of any other stockholder, be exchanged for a cash payment per share equal to $33.86. The payment will be made shortly after the date of the closing, which is expected to occur by the end of third quarter of 2010.

15.	How will my participation in the ESPP or the SAYE program be affected?

You may continue to accumulate savings at your current rate until either the end of the current offering period, or the day immediately prior to the closing of the acquisition, whichever comes first. You may apply those savings to the purchase of shares. The shares you purchase under the ESPP or the SAYE will be exchanged for a cash payment per share equal to $33.86. No new offerings will commence after the expiration of the current offering periods.

16.	Now that the acquisition is announced, are there any restrictions on employee stock option exercises and equity sales?

There are no special restrictions on your ability to exercise your vested options or sell any shares you own. However, the Company’s normal trading policies remain in place, and as always, you are prohibited by law from trading if you have material, non-public information. For a number of individuals, trading restrictions may still apply until the Company’s Q1 2010 results are announced – and that is planned for May 10, 2010.

17.	Who should I contact if I have specific questions about my equity?

Employees who have equity in the Company, and/or participate in the ESPP or SAYE, will be provided more information as it becomes available before the closing of the acquisition. Contacts will be provided to answer questions. In the interim, you can refer questions on this matter to your local HR manager.

18.	How will Interactive Data’s benefits, such as health and retirement, change?

Interactive Data is not planning to significantly alter the current aggregate level of benefits provided. However, prior to the closing of the acquisition or shortly thereafter, we plan to transition from various Pearson plans and establish our own plans with current and/or new providers/administrators, and some benefits may change as part of that process. While we generally intend to transition to plans that provide employees with similar benefits at similar costs, we cannot guarantee that this will occur with respect to every benefit. Any changes will be clearly communicated to eligible employees.

Interactive Data will be withdrawing from the Pearson US and UK Pension Plans going forward as a result of this transaction, and, accordingly, you will not accrue any additional benefits under these plans following the closing of the transaction (please note that the Pearson US Pension Plan was frozen many years ago). These plans will remain with Pearson and you will be entitled to the benefits you have accrued under them as applicable. Once the transaction is completed, a new plan will be established to provide retirement benefits to UK employees going forward. Details regarding the new UK retirement arrangements will be communicated to you when they are available. U.S. employees will continue to be eligible to participate in a 401(k) plan following the transaction.

Organization

19.	Will my group now be managed by someone from Silver Lake and/or Warburg Pincus?

No. To be clear, Silver Lake and Warburg Pincus will become Interactive Data’s next owners once the acquisition is completed and these firms do not envision becoming managers of our business.

20.	What do I do if I receive an information request from Silver Lake or Warburg Pincus staff?

Interactive Data employees should not address inquiries from Silver Lake or Warburg Pincus staff unless they are approved to do so by their manager. Until the acquisition closes, Interactive Data and the buyers remain independent, although integration planning is permissible.

21.	Will Interactive Data become a private company?

Yes. When the acquisition is completed, Interactive Data will become a private company and its stock will no longer be registered on a securities exchange.

22.	Will Interactive Data maintain its name/brand?

Yes. Interactive Data has a strong brand and Silver Lake and Warburg Pincus look forward to working with the Company to continue efforts to raise its profile in the financial services industry.

23.	Will the acquisition require the re-establishment of individual employment contracts or permits?

No. We do not expect that the acquisition will impact employees to the extent that you will need to re-establish any individual employment contract that you may be a party to, or re-establish any work permits or visas that you may have.

24.	Will there be significant restrictions on work-related expenses, such as travel and training budgets?

There are no changes to our current business practices, including travel or training budgets, at this time. With that being said, we plan to closely monitor and manage our discretionary spending as we always do.

Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of Interactive Data and Interactive Data’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Interactive Data on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Interactive Data’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Interactive Data nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Interactive Data’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Interactive Data undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Interactive Data’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where To Find It

In connection with the transaction, Interactive Data will file an information statement with the SEC. The information statement will be mailed to stockholders of Interactive Data. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERACTIVE DATA AND THE TRANSACTION. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data, at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on the Company’s website at www.interactivedata.com/secfilings.

Information regarding the interests of Interactive Data’s directors and executive officers in the transaction described herein will be included in the information statement described above. Additional information regarding these directors and executive officers is also included in Interactive Data’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2010. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data, at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on the Company’s website at www.interactivedata.com/secfilings.